EXHIBIT 99

For information contact:
Liz Kohlmyer
Communications Manager
407-540-2221
NYSE: TSY

TRUSTREET PROPERTIES, INC. RAISES $100 MILLION
IN TERM DEBT FINANCING

ORLANDO, Fla. - January 5, 2006 - Trustreet Properties, Inc. (NYSE: TSY), the nation’s largest restaurant REIT, announced that it exercised the accordion feature on its existing senior credit agreement raising an additional $100 million in term debt financing. The facility is an add-on to an existing $175 million term facility. The $275.0 million matures in April 2010. The interest rate for the term financing is LIBOR plus 2.00%.

The net proceeds were used to repay indebtedness outstanding on the Company’s revolving line of credit and fund a portion of the $119.1 million acquisition of restaurant properties from Wendy’s International, Inc. that closed on December 29, 2005.

About Trustreet Properties, Inc.

Trustreet Properties, Inc. (pronounced "trust - street") is the largest self-advised restaurant real estate investment trust (REIT) in the United States. Trustreet, traded on the NYSE under the ticker symbol TSY, provides a complete range of financial, real estate and advisory services to operators of national and regional restaurant chains. For more information, visit http://www.trustreet.com.

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